                                   EXHIBIT 99

MEDIA CONTACTS:                            ANALYST CONTACT:
    John Fuller      (216) 689-8140            Vern Patterson    (216) 689-0520
    Bill Murschel    (216) 689-0457

WEB SITE:         www.Key.com

FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
                   -------------------------------------------

-        CONTINUED STRONG LOAN GROWTH AND STABLE ASSET QUALITY
-        CAPITAL MARKETS-BASED FEES LOWER
-        NONINTEREST EXPENSE TRENDS FAVORABLE

         CLEVELAND, October 21, 1999 -- KeyCorp (NYSE: KEY) today reported third quarter earnings of $270 million, or $0.60 per diluted common share, up from $252 million, or $0.57, in the third quarter of 1998. For the first nine months of 1999, Key's earnings were $843 million, up 15 percent from $736 million for the first nine months of 1998. On a diluted per common share basis, Key's year-to-date earnings were $1.86, amounting to a 13 percent increase from $1.65 for the same period last year.

         "Our third quarter results were driven by several positive factors," said Robert W. Gillespie, Key's chairman and chief executive officer. "Commercial lending, home equity lending and consumer lease financing grew at double-digit rates from the prior quarter, while asset quality measures remained stable. The performance of our retail banking unit continued to improve, benefiting from several profitability enhancement initiatives. In addition, noninterest expense trends were favorable.

         "Fee-based income from Key Capital Partners increased from the year-ago quarter, bolstered by the October 1998 acquisition of McDonald & Company. However, third quarter fees from investment banking and capital markets businesses subsided from the second quarter's record levels due to less favorable conditions in the financial markets that we serve. Market conditions notwithstanding, we are encouraged by the successful integration we have achieved with McDonald & Company, and the related impact on our strategy to broaden Key's financial services capabilities and revenue sources.

         "On October 18, we completed the sale of the Retail Bank's Long Island branches. The positive effects of this on our capital ratios increase our flexibility to allocate more capital to preferred uses, such as higher growth opportunities and geographic markets."

KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
OCTOBER 21, 1999
PAGE 2




         Gillespie added, "Cash basis return measurements will become increasingly important disclosures in light of the pending discontinuation of pooling-of-interests accounting for business combinations." Key's return on average equity and return on average assets for the third quarter of 1999 and 1998, on both an as-reported and cash earnings basis, were as follows:

                                                 As Reported                 Cash Earnings Basis
                                         ----------------------------    -----------------------------
                                             1999          1998              1999           1998
                                             ----          ----              ----           ----
         Return on Average Equity            17.1%         18.1%             24.2%          24.4%
         Return on Average Assets            1.32%         1.32%             1.45%          1.43%

For the first nine months of 1999, Key's returns on average equity and assets were 18.2 percent and 1.40 percent, respectively, compared with 18.3 percent and
1.33 percent for the first nine months of 1998.

         Net interest income in the third quarter of 1999 totaled $700 million, up slightly from the prior quarter and up $19 million from the third quarter of last year. Continued growth in average earning assets accounted for the improvement from the second quarter, although the net interest margin experienced a slight decline of 5 basis points to 3.92 percent. This decline was largely driven by the growth of loans at interest rate spreads narrower than the second quarter margin. The increase in net interest income from the third quarter of 1998 reflected a 7 percent increase in average earning assets (primarily commercial and consumer loans) to $72.0 billion, which more than offset a 16 basis point reduction in the net interest margin.

         Noninterest income for the third quarter of 1999 was $489 million, up $97 million, or 25 percent from the year-ago quarter, due principally to the acquisition of McDonald & Company. Strong increases in income from trust and asset management (up $30 million) and insurance and brokerage (up $24 million) reflected the impact of that acquisition. However, while investment banking and capital markets income rose $15 million from the year-ago quarter, it was $23 million below that reported for the second quarter of 1999, due to softer conditions in certain financial markets. Net securitization gains of $32 million were posted in the third quarter of 1999. Approximately $16 million of these gains were due to an education loan securitization previously scheduled for the fourth quarter of 1999. Key accelerated its planned securitization activity from the fourth quarter as part of a strategy to reduce Key's need for funding transactions in the fourth quarter, when they could be influenced by millenium-induced market fears.

         Noninterest expense totaled $701 million for the third quarter of 1999, compared with $628 million in the year-ago quarter. The increase came largely from higher personnel costs (up $39 million), due primarily to the McDonald acquisition, and increases in both computer processing (up $14 million) and marketing expense (up $10 million). In comparison with the prior quarter,

KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
OCTOBER 21, 1999
PAGE 3



noninterest expense was down $16 million due to lower levels of incentive compensation. This decrease in incentive compensation is attributable in part to the reduced level of investment banking and capital markets income from that of the second quarter.

         The provision for loan losses was $78 million for the third quarter of 1999, essentially the same as that reported in the prior quarter and $7 million higher than that reported for the third quarter of last year. Net loan charge-offs totaled $78 million and were 0.49 percent of average loans outstanding for the quarter, compared with 0.49 percent for the prior quarter and 0.48 percent for the year-ago quarter. Key's nonperforming assets ended the third quarter at $407 million, or 0.64 percent of loans plus other real estate owned and other nonperforming assets, compared with $412 million, or 0.66 percent, at June 30, 1999.

         Key's capital ratios continue to exceed all "well-capitalized" benchmarks. At September 30, 1999, Key's estimated Tier 1 and total risk-adjusted capital ratios were 7.71 percent and 11.74 percent, respectively, and the estimated leverage ratio was 7.86 percent. The tangible equity to tangible assets ratio improved to 6.06 percent as of September 30, 1999, from
5.95 percent last quarter and 5.79 percent a year earlier. The improvement from the prior quarter reflected Key's third quarter 1999 retained net income and the absence of share repurchases during the third quarter.


--------------------------------------------------------------------------------
This news release contains forward-looking statements that are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; significant delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; unforeseen business risks stemming from Year 2000 computer systems difficulties and related issues; and significant changes in accounting, tax, or regulatory practices or requirements.
--------------------------------------------------------------------------------

NOTE TO EDITORS: SOME OF THE FINANCIAL TABLES THAT FOLLOW INCLUDE QUARTERLY DATA FOR THREE PERIODS -- SEPT. 30, 1999, JUNE 30, 1999 (THE PREVIOUS QUARTER), AND SEPT. 30, 1998. PLEASE BE SURE TO USE THE APPROPRIATE COLUMN OF FIGURES FOR YOUR DESIRED COMPARISONS, SINCE ONE OF THE PRIOR PERIOD COLUMNS ALLOWS FOR CURRENT QUARTER VS. PRIOR YEAR COMPARISONS AND THE OTHER ALLOWS FOR CURRENT QUARTER COMPARISONS TO THE IMMEDIATELY PRECEDING QUARTER.

                                      # # #

KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
OCTOBER 21, 1999
PAGE 4

                                                            FINANCIAL HIGHLIGHTS
                                               (dollars in millions, except per share amounts)


                                                                                    THREE MONTHS ENDED
                                                                    ----------------------------------------------------
                                                                      9-30-99             6-30-99             9-30-98
                                                                    -------------       -------------       ------------
SUMMARY OF OPERATIONS
     Net interest income (TE)                                               $709                $704               $689
     Provision for loan losses                                                78                  76                 71
     Noninterest income                                                      489                 526                392
     Noninterest expense                                                     701                 717                628
     Net income                                                              270                 280                252

PER COMMON SHARE
     Net income                                                            $ .60               $ .63              $ .57
     Net income - assuming dilution                                          .60                 .62                .57
     Cash dividends                                                          .26                 .26               .235
     Book value at period end                                              14.25               13.90              12.73
     Market price at period end                                            25.81               32.13              28.88

AT PERIOD END
     Full-time equivalent employees                                       25,523              25,758             24,586
     Full-service banking offices                                            963                 965                961

PERFORMANCE RATIOS
     Return on average total assets                                         1.32 %              1.40 %             1.32 %
     Return on average equity                                              17.06               18.16              18.14
     Efficiency 1                                                          58.61               59.26              58.09
     Overhead 2                                                            30.18               29.97              34.25
     Net interest margin (TE)                                               3.92                3.97               4.08

CAPITAL RATIOS AT PERIOD END
     Equity to assets                                                       7.75 %              7.71 %             7.15 %
     Tangible equity to tangible assets                                     6.06                5.95               5.79
     Tier 1 risk-adjusted capital 3                                         7.71                7.48               7.01
     Total risk-adjusted capital 3                                         11.74               11.74              11.61
     Leverage 3                                                             7.86                7.41               6.88

ASSET QUALITY
     Net loan charge-offs                                                    $78                 $76                $71
     Net loan charge-offs to average loans                                   .49 %               .49 %              .48 %
     Allowance for loan losses                                              $930                $930               $900
     Allowance for loan losses to period end loans                          1.47 %              1.50 %             1.51 %
     Allowance for loan losses to nonperforming loans                     245.38              247.34             250.00
     Nonperforming loans at period end                                      $379                $376               $360
     Nonperforming assets at period end                                      407                 412                402
     Nonperforming loans to period end loans                                 .60 %               .61 %              .61 %
     Nonperforming assets to period end loans plus
        OREO and other nonperforming assets                                  .64                 .66                .68

KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
OCTOBER 21, 1999
PAGE 5

                                                   FINANCIAL HIGHLIGHTS
                                     (dollars in millions, except per share amounts)


                                                                                          NINE MONTHS ENDED
                                                                                   ---------------------------------
                                                                                     9-30-99             9-30-98
                                                                                   -------------       -------------
SUMMARY OF OPERATIONS
     Net interest income (TE)                                                            $2,106              $2,023
     Provision for loan losses                                                              265                 220
     Noninterest income                                                                   1,624               1,128
     Noninterest expense                                                                  2,166               1,816
     Net income                                                                             843                 736

PER COMMON SHARE
     Net income                                                                           $1.88               $1.68
     Net income - assuming dilution                                                        1.86                1.65
     Cash dividends                                                                         .78                .705

PERFORMANCE RATIOS
     Return on average total assets                                                        1.40 %              1.33 %
     Return on average equity                                                             18.21               18.29
     Efficiency 1                                                                         59.36               58.43
     Overhead 2                                                                           31.10               36.13
     Net interest margin (TE)                                                              3.95                4.11

ASSET QUALITY
     Net loan charge-offs                                                                  $235                $220
     Net loan charge-offs to average loans                                                  .50 %               .52 %



 1 Calculated as noninterest expense (excluding certain nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains from certain divestitures).

 2 Calculated as noninterest expense (excluding certain nonrecurring charges) less noninterest income (excluding net securities transactions and gains from certain divestitures) divided by taxable-equivalent net interest income.

 3   9-30-99 ratio is estimated.


TE = Taxable Equivalent

KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
OCTOBER 21, 1999
PAGE 6

                                                     CONSOLIDATED BALANCE SHEETS
                                                        (dollars in millions)


                                                               9-30-99             6-30-99             9-30-98
                                                             -------------      --------------      --------------
ASSETS
     Loans                                                        $63,181             $61,971             $59,444
     Investment securities                                            989                 967                 984
     Securities available for sale                                  6,567               6,404               5,928
     Short-term investments                                         2,094               1,755               2,212
                                                             -------------      --------------      --------------
        Total earning assets                                       72,831              71,097              68,568
     Allowance for loan losses                                       (930)               (930)               (900)
     Cash and due from banks                                        3,018               3,060               2,750
     Premises and equipment                                           818                 846                 876
     Goodwill                                                       1,422               1,446               1,038
     Other intangible assets                                           64                  68                  83
     Corporate owned life insurance                                 2,080               2,056               1,974
     Other assets                                                   3,274               3,246               3,302
                                                             -------------      --------------      --------------
        TOTAL ASSETS                                              $82,577             $80,889             $77,691
                                                             =============      ==============      ==============



LIABILITIES
     Deposits in domestic offices:
        Noninterest-bearing                                        $9,050              $9,058              $8,732
        Interest-bearing                                           34,029              31,948              31,841
     Deposits in foreign office-interest-bearing                      387               2,010               2,024
                                                             -------------      --------------      --------------
        Total deposits                                             43,466              43,016              42,597
     Federal funds purchased and securities
        sold under repurchase agreements                            3,510               4,727               6,652
     Bank notes and other short-term borrowings                     8,551               7,344               7,576
     Other liabilities                                              3,595               3,405               2,963
     Long-term debt                                                15,815              15,168              11,353
     Capital securities of subsidiary trusts                        1,243                 994                 997
                                                             -------------      --------------      --------------
        TOTAL LIABILITIES                                          76,180              74,654              72,138


SHAREHOLDERS' EQUITY                                                6,397               6,235               5,553


                                                             -------------      --------------      --------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $82,577             $80,889             $77,691
                                                             =============      ==============      ==============

Common Shares outstanding (000)                                   448,824             448,641             436,092


KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
OCTOBER 21, 1999
PAGE 7

                                                  CONSOLIDATED STATEMENTS OF INCOME
                                           (dollars in millions, except per share amounts)


                                                                        THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                          -----------------------------------------       --------------------------
                                                            9-30-99        6-30-99        9-30-98            9-30-99        9-30-98
                                                          -----------    -----------    -----------       ------------    ----------
INTEREST INCOME                                               $1,433         $1,392         $1,415             $4,206        $4,114

INTEREST EXPENSE                                                 733            695            734              2,124         2,117

                                                          -----------    -----------    -----------       ------------    ----------
NET INTEREST INCOME                                              700            697            681              2,082         1,997
Provision for loan losses                                         78             76             71                265           220
                                                          -----------    -----------    -----------       ------------    ----------

                                                                 622            621            610              1,817         1,777

NONINTEREST INCOME
     Trust and asset management income                           112            110             82                328           239
     Service charges on deposit accounts                          83             82             77                246           230
     Investment banking and capital markets income                77            100             62                243           159
     Insurance and brokerage income                               46             59             22                162            68
     Corporate owned life insurance income                        25             27             25                 76            72
     Credit card fees                                             16             21             18                 47            50
     Net loan securitization gains                                32             18              7                 82             7
     Net securities gains                                          2             20              -                 26             4
     Gains from branch divestitures                                -              -              -                  -            39
     Gains from other divestitures                                13              -              -                161            23
     Other income                                                 83             89             99                253           237
                                                          -----------    -----------    -----------       ------------    ----------
        Total noninterest income                                 489            526            392              1,624         1,128

NONINTEREST EXPENSE
     Personnel                                                   356            383            317              1,111           913
     Net occupancy                                                58             58             58                175           170
     Equipment                                                    48             49             46                153           134
     Computer processing                                          60             59             46                173           127
     Marketing                                                    35             24             25                 84            81
     Amortization of intangibles                                  25             26             22                 79            67
     Professional fees                                            18             17             14                 50            46
     Other expense                                               101            101            100                341           278
                                                          -----------    -----------    -----------       ------------    ----------
        Total noninterest expense                                701            717            628              2,166         1,816
                                                          -----------    -----------    -----------       ------------    ----------

INCOME BEFORE INCOME TAXES                                       410            430            374              1,275         1,089
     Income taxes                                                140            150            122                432           353
                                                          -----------    -----------    -----------       ------------    ----------
NET INCOME                                                     $ 270          $ 280          $ 252              $ 843         $ 736
                                                          ===========    ===========    ===========       ============    ==========

Net income per Common Share                                     $.60           $.63           $.57              $1.88         $1.68
Net income per Common Share - assuming dilution                  .60            .62            .57               1.86          1.65

Wtd. avg. Common Shares (000)                                448,742        448,037        438,856            448,764       439,180
Wtd. avg. Common Shares and potential
    Common Shares (000)                                      452,886        452,733        443,750            453,267       445,047

Taxable-equivalent adjustment                                     $9             $7             $8                $24           $26

KEYCORP REPORTS THIRD QUARTER 1999 EARNINGS
OCTOBER 21, 1999
PAGE 8

                                                 CONSOLIDATED AVERAGE BALANCE SHEETS
                                                            (in millions)


                                                                    THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                      -----------------------------------------      ------------------------
                                                        9-30-99         6-30-99        9-30-98        9-30-99        9-30-98
                                                      ----------      ----------     ----------      ---------      ---------
ASSETS
     Loans                                              $ 62,799       $ 61,604       $ 58,559       $ 62,036       $ 56,332
     Investment securities                                   970            984            995            981          1,110
     Securities available for sale                         6,359          6,575          6,175          6,314          6,794
     Short-term investments                                1,836          1,725          1,728          1,845          1,502
                                                        --------       --------       --------       --------       --------
        Total earning assets                              71,964         70,888         67,457         71,176         65,738
     Allowance for loan losses                              (920)          (919)          (888)          (909)          (888)
     Cash and due from banks                               2,589          2,571          2,481          2,591          2,558
     Other assets                                          7,662          7,485          6,836          7,540          6,631
                                                        --------       --------       --------       --------       --------
        TOTAL ASSETS                                    $ 81,295       $ 80,025       $ 75,886       $ 80,398       $ 74,039
                                                        ========       ========       ========       ========       ========

LIABILITIES
     Deposits in domestic offices:
        Noninterest-bearing                             $  8,534       $  8,438       $  8,485       $  8,489       $  8,408
        Interest-bearing                                  33,153         32,247         31,425         32,507         31,775
     Deposits in foreign office-interest-bearing             776          1,096            954            794          1,097
                                                        --------       --------       --------       --------       --------
        Total deposits                                    42,463         41,781         40,864         41,790         41,280
     Federal funds purchased and securities
        sold under repurchase agreements                   4,495          5,479          7,456          5,015          7,117
     Bank notes and other short-term borrowings            7,428          6,786          7,305          7,801          7,235
     Other liabilities                                     3,561          3,264          2,724          3,339          2,555
     Long-term debt                                       15,864         15,368         11,029         15,128          9,632
     Capital securities of subsidiary trusts               1,205          1,162            997          1,136            839
                                                        --------       --------       --------       --------       --------
        TOTAL LIABILITIES                                 75,016         73,840         70,375         74,209         68,658


SHAREHOLDERS' EQUITY                                       6,279          6,185          5,511          6,189          5,381


                                                        --------       --------       --------       --------       --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 81,295       $ 80,025       $ 75,886       $ 80,398       $ 74,039
                                                        ========       ========       ========       ========       ========

